EXECUTION VERSION

Exhibit 10.1

SUPPORT AGREEMENT

This SUPPORT AGREEMENT, dated as of November 15, 2022 (this “Agreement”), is made by and between BGC Partners, Inc., a Delaware corporation (“BGC Partners”), and Cantor Fitzgerald, L.P., a Delaware limited partnership (“Cantor”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Corporate Conversion Agreement (as defined below).

W I T N E S S E T H

WHEREAS, on November 15, 2022, BGC Partners, BGC Holdings, L.P., a Delaware limited partnership (“BGC Holdings”), BGC GP, LLC, a Delaware limited liability company and the general partner of BGC Holdings (“BGC Holdings GP”), BGC Group, Inc., a Delaware corporation (“Holdco”), BGC Partners II, Inc., a Delaware corporation and a direct wholly owned Subsidiary of Holdco (“Merger Sub 1”), BGC Partners II, LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of Holdco (“Merger Sub 2”), BGC Holdings Sub, LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of BGC Holdings (“Holdings Merger Sub” and together with Merger Sub 1 and Merger Sub 2, the “Merger Subs”), and, solely for purposes specified therein, Cantor, entered into a Corporate Conversion Agreement (the “Corporate Conversion Agreement”), pursuant to which, among other things, (i) BGC Holdings will be merged with and into Holdings Merger Sub (the “Holdings Reorganization Merger”), with Holdings Merger Sub as the surviving entity in the Holdings Reorganization Merger, (ii) Merger Sub 1 will be merged with and into BGC Partners (the “Corporate Merger”), with BGC Partners as the surviving entity in the Corporate Merger and becoming a direct wholly owned Subsidiary of Holdco, and (iii) Merger Sub 2 will be merged with and into Holdings Merger Sub (the “Holdings Merger” and together with the Holdings Reorganization Merger and the Corporate Merger, the “Mergers”), with Holdings Merger Sub as the surviving entity in the Holdings Merger and with Holdco becoming the owner of 100% of the limited liability company interests in Holdings Merger Sub (other than the managing member interest and special voting limited liability company interest, which shall be held by BGC Holdings GP), in each case, upon the terms and subject to the conditions set forth therein;

WHEREAS, as of the date hereof, Cantor is the record or beneficial owner (as such term is defined under Rule 13d-3 of the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder) of, and has the right to vote and act by written consent with respect to certain shares of Class B common stock, par value $0.001 per share, of the Company (the “Class B Shares”, together with all other shares of common stock of the Company to which Cantor is or becomes the owner and has the right to vote or act by written consent with respect to the adoption of the Corporate Conversion Agreement, being collectively referred to herein as the “Shares”);

WHEREAS, Cantor is willing to agree, on the terms and subject to the conditions set forth herein, to vote or consent all of the Shares in a manner so as to facilitate the consummation of the transactions contemplated by the Corporate Conversion Agreement, including the Mergers, upon the terms and subject to the conditions set forth in the Corporate Conversion Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions and Related Matters.

1.1 Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Corporate Conversion Agreement. As used in this Agreement, the following terms shall have the meanings indicated below:

“Agreement” shall have the meaning set forth in the Preamble.

“BGC Holdings” shall have the meaning set forth in the Recitals.

“BGC Holdings GP” shall have the meaning set forth in the Recitals.

“BGC Partners” shall have the meaning set forth in the Preamble.

“Cantor” shall have the meaning set forth in the Preamble.

“Corporate Conversion Agreement” shall have the meaning set forth in the Recitals.

“Corporate Merger” shall have the meaning set forth in the Recitals.

“Expiration Time” shall mean the earlier to occur of (a) the Effective Time and (b) the valid termination of the Corporate Conversion Agreement in accordance with its terms.

“Holdco” shall have the meaning set forth in the Recitals.

“Holdings Merger” shall have the meaning set forth in the Recitals.

“Holdings Merger Sub” shall have the meaning set forth in the Recitals.

“Holdings Reorganization Merger” shall have the meaning set forth in the Recitals.

“Merger Sub 1” shall have the meaning set forth in the Recitals.

“Merger Sub 2” shall have the meaning set forth in the Recitals.

“Merger Subs” shall have the meaning set forth in the Recitals.

“Mergers” shall have the meaning set forth in the Recitals.

“Shares” shall have the meaning set forth in the Recitals.

“Transfer” shall mean, with respect to any Share, any (a) direct or indirect sale, offer to sell, transfer, assignment, pledge, hypothecation, mortgage, license, gift, creation of a security interest in or lien on, placement in trust (voting or otherwise), grant of an option to purchase, encumbrance or other disposition of such Share to any Person, including those by way of any spin-off (such as through a dividend), sale, transfer or assignment of a majority of the equity interest in, or sale, transfer or assignment of control (directly or indirectly) of, any Person holding such Share or otherwise, or (b) any hedging or derivative transactions or other swap or arrangement which transfers to another Person, in whole or in part, any of the economic consequences of ownership of any Share.

1.2 Other Definitional Provisions. Unless the express context otherwise requires: (a) the words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) the words “date hereof”, when used in this Agreement, shall refer to the date set forth in the Preamble; (c) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa; (d) the terms defined in the present tense have a comparable meaning when used in the past tense, and vice versa; (e) any references herein to a specific Section, Schedule, Annex or Exhibit shall refer, respectively, to Sections, Schedules, Annexes or Exhibits of this Agreement, except as otherwise expressly stated; (f) wherever the word “include”, “includes”, or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (g) references herein to any gender includes each other gender; and (h) the word “or” shall not be exclusive.

2. Agreement to Consent and Approve; Transfer of Shares. Within two Business Days following the date that the Form S-4 is declared effective under the Securities Act, Cantor shall execute and deliver (or cause to be executed and delivered) to BGC Partners a written consent with respect to all of the Shares beneficially owned by Cantor at such time approving the adoption of the Corporate Conversion Agreement and the transactions contemplated thereby in accordance with the Delaware General Corporation Law and the organizational documents of BGC Partners, with such consent to be effective on the 20th business day following the date on which BGC Partners has commenced mailing of the Consent Solicitation Statement to the stockholders of BGC Partners. Cantor shall not enter into any tender, voting or other agreement or arrangement with any Person, directly or indirectly, to vote, grant a proxy or power of attorney or give instructions with respect to the voting of the Shares in any manner that would interfere with the approval by Cantor of the adoption of the Corporate Conversion Agreement and the transactions contemplated thereby, including the Mergers. Any attempt by Cantor to vote, or express consent or exercise dissenters’ rights with respect to (or otherwise to utilize the voting power of), its Shares in contravention of this Section 2 shall be null and void ab initio. Cantor hereby agrees that, from the date hereof until the Expiration Time, it shall not Transfer any of its Shares if such Transfer would prohibit or prevent Cantor from delivering the BGC Partners Stockholder Approval.

3. Representations and Warranties of BGC Partners. BGC Partners hereby represents and warrants to Cantor as follows:

3.1 BGC Partners is a legal entity duly organized, validly existing and in good standing under the applicable Laws of the jurisdiction in which it is incorporated, formed or organized.

3.2 BGC Partners has all necessary entity power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.

The execution, delivery and performance by BGC Partners of this Agreement, and the consummation of the transactions contemplated by this Agreement, have been duly authorized and approved by the BGC Partners Board upon the recommendation of the Joint Committee of the BGC Partners Board, and no other entity action on the part of BGC Partners is necessary to authorize the execution, delivery and performance by BGC Partners of this Agreement and the consummation of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by BGC Partners and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of BGC Partners, enforceable against BGC Partners in accordance with its terms.

4. Representations and Warranties of Cantor. Cantor hereby represents and warrants to BGC Partners as follows:

4.1 Cantor is duly organized, existing and in good standing (to the extent such concept is applicable) under the Laws of its jurisdiction of organization.

4.2 Cantor has all necessary entity power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by Cantor of this Agreement, and the consummation of the transactions contemplated by this Agreement, have been duly authorized and approved by Cantor, and no other entity action on the part of Cantor is necessary to authorize the execution, delivery and performance by Cantor of this Agreement and the consummation of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Cantor and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of Cantor, enforceable against Cantor in accordance with its terms.

4.3 The execution and delivery of this Agreement by Cantor and the performance of its obligations hereunder will not constitute or result in (a) a breach or violation of, or a default under, Cantor’s Organizational Documents, (b) a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under, or the creation of a Lien on any of the assets of Cantor (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, Contract, note, mortgage, indenture, arrangement or other obligation binding upon Cantor, or (c) a conflict with, breach or violation of any Law applicable to Cantor or by which its properties are bound or affected, except, in the case of clause (b) or (c), for any breach, violation, termination, default, creation or acceleration that would not, individually or in the aggregate, reasonably be expected to impair the ability of Cantor to perform its obligations under this Agreement on a timely basis.

4.4 As of the date hereof, (a) Cantor is the record or beneficial owner of 45,122,728 Shares (consisting of all Class B Shares), and (b) Cantor and its controlling equityholders have sole voting power over and right to consent with respect to all such Shares. Except as contemplated by this Agreement, Cantor has not entered into any tender, voting or other agreement or arrangement with respect to any Shares or entered into any other contract relating to the voting of any Shares. Any and all proxies in respect of the Shares or are revocable, and with respect to the subject matter of this Agreement, such proxies either have been revoked prior to the date hereof or are hereby revoked.

4.5 As of the date hereof, there is no Action pending or, to the knowledge of Cantor, threatened against Cantor or any of its Affiliates that, individually or in the aggregate, would reasonably be expected to impair the ability of Cantor to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement on a timely basis.

5. Termination. Other than this Section 5 and Section 9, which shall survive any termination of this Agreement, this Agreement shall terminate and shall have no further force or effect immediately as of and following the Expiration Time. Notwithstanding the foregoing, nothing herein shall relieve any party hereto from liability for any Intentional Breach of this Agreement that occurred prior to such termination.

6. Duties. Cantor is entering into this Agreement solely in Cantor’s capacity as a record or beneficial owner of Shares, and nothing in this Agreement shall apply to any Person with respect to actions taken solely in such Person’s capacity as a director or officer of BGC Partners or any other member of the BGC Partners Group.

7. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in BGC Partners any direct or indirect ownership or incidence of ownership of or with respect to the Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to Cantor, and BGC Partners shall not have the authority to direct Cantor in the voting or disposition of any Shares, except as otherwise expressly provided herein.

8. No Obligation to Exercise. No provision of this Agreement shall require Cantor to exercise any option, warrant, convertible security or other security or contract right convertible into shares of common stock of the Company; provided, for the avoidance of doubt, that upon any such exercise, the shares of common stock of BGC Partners acquired by Cantor pursuant thereto shall be Shares for all purposes hereunder.

9. Miscellaneous.

9.1 Governing Law: Jurisdiction. This Agreement shall be construed, performed and enforced in accordance with, and governed by, the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder, brought by another party hereto or its successors or assigns shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, any other state or federal court within the State of Delaware. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the courts set forth in this paragraph and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than such courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that is not personally subject to the jurisdiction of the above named courts, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. To the fullest extent permitted by applicable Law, each of the parties hereto hereby consents to the service of process in accordance with Section 9.4; provided that nothing herein shall affect the right of any party to serve legal process in any other matter permitted by Law.

9.2 Assignment; Successors and Assigns; No Third Party Rights. No party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto, and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto. Nothing in this Agreement is intended to confer, or does confer, any rights or remedies under or by reason of this Agreement on any Persons other than the parties hereto and their respective successors and permitted assigns.

9.3 Amendments and Waivers. This Agreement may be amended by BGC Partners and Cantor, at any time, provided that (a) after obtaining the BGC Partners Stockholder Approval, no amendment shall be made that by Law requires further approval by the stockholders of BGC Partners, without approval by such stockholders and (b) no amendment to this Agreement shall be made without approval of the Joint Committee. This Agreement may not be amended except by an instrument in writing signed on behalf of each of BGC Partners and Cantor. Any agreement on the part of a party hereto to any waiver shall be valid only if set forth in a written instrument signed on behalf of such party (including, in the case of BGC Partners, the Joint Committee). The failure or delay of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

9.4 Notices. All notices, requests, instructions or other communications or documents to be given or made hereunder by any party hereto to the other parties hereto shall be in writing and (a) served by personal delivery upon the party for whom it is intended, (b) by an internationally recognized overnight courier service upon the party for whom it is intended or (c) sent by email, provided that the transmission of the email is promptly confirmed:

if to Cantor, to

Cantor Fitzgerald, L.P.

499 Park Avenue

New York, NY 10022

Attention: General Counsel

Email: smerkel@cantor.com

if to BGC Partners, to:

BGC Partners, Inc.

499 Park Avenue

New York, NY 10022

Attention: General Counsel

Email: smerkel@cantor.com

With a copy to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Attention: William Regner, Sue Meng

Email: wdregner@debevoise.com

    smeng@debevoise.com

any party hereto may change its address for the purpose of this Section 9.4 by giving the other parties hereto written notice of its new address in the manner set forth above. Any notice, request, instruction or other communication or document given as provided above shall be deemed given to the receiving party (x) upon actual receipt, if delivered personally, (y) on the first Business Day after deposit with an overnight courier, if sent by an overnight courier, or (z) upon confirmation of successful transmission if sent by email.

9.5 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY ON BEHALF OF ITSELF, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

9.6 Interpretation. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, words imparting the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The words “includes” or “including” shall mean “including without limitation.” The words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” Any reference to a Law shall include any rules and regulations promulgated thereunder, and shall mean such Law as from time to time amended, modified or supplemented. References herein to any contract (including this Agreement) mean such contract as amended, supplemented or modified from time to time in accordance with the terms thereof.

9.7 Entire Agreement; No Other Representations. This Agreement and the Corporate Conversion Agreement contain the entire understanding among the parties hereto with respect to the matters contemplated hereby and supersede and replace all prior and contemporaneous agreements and understandings, oral or written, with regard to such matters.

9.8 Severability; Construction.

(a) In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, and all of the other provisions of this Agreement shall remain in full force and effect, with no effect on the validity or enforceability of such other provisions. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement.

9.9 Counterparts. This Agreement may be executed in counterparts, (including by facsimile, “.pdf” files or other electronic transmission) each of which shall be deemed an original, but all of which when taken together shall constitute the same instrument.

9.10 Expenses. All expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

9.11 Action by BGC Partners. Actions taken under this Agreement on behalf of BGC Partners will be taken only with the approval of the Joint Committee.

9.12 Injunctive Relief. The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that BGC Partners shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement in any court referred to in Section 9.1, without proof of actual damages (and Cantor hereby waives any requirement for the securing or posting of any bond in connection with any such remedy), this being in addition to any other remedy to which BGC Partners is entitled at law or in equity. Cantor further agrees not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, or to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

BGC PARTNERS, INC.

By:	/s/ Stephen M. Merkel
Name: Stephen M. Merkel
Title: Executive Vice President and General Counsel

[Signature Page to Cantor Support Agreement]

CANTOR FITZGERALD, L.P.

By:	/s/ Howard W. Lutnick
Name: Howard W. Lutnick
Title: Chief Executive Officer

[Signature Page to Cantor Support Agreement]